MAY-07-2004 11:45 P.01/01

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON UNLESS THE WARRANT AND THE WARRANT SHARES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE STATE SECURITIES OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

THIS WARRANT WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 5:00 P.M. (VANCOUVER TIME) ON APRIL 28, 2006.

IMAGIS TECHNOLOGIES INC.
(Incorporated under the laws of British Columbia)

Number: **W-4** **900,000** Warrants to Purchase **900,000** shares

WARRANT FOR PURCHASE OF SHARES

THIS IS TO CERTIFY THAT, for value received,

ROY TRIVETT

or his/her/its lawful assignee (hereinafter called the "Holder") is entitled to subscribe for and purchase up to **900,000** fully paid and non-assessable common shares without par value in the capital (as constituted on April 28, 2004) of **IMAGIS TECHNOLOGIES INC.** (hereinafter called the "Company") at any time on or before the close of business on April 28, 2006 (5:00 p.m. Vancouver Time), at a price of **$0.50 (Cdn)** per share for the first year and **$0.75 (Cdn)** per share for the second year from the date of issuance (the "Closing Date"), subject, however, to the provisions and upon the Terms and Conditions attached hereto as Schedule "A".

The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fraction of a share) by surrender of this Warrant (properly endorsed if required), together with a Warrant Exercise Form in the form attached duly completed and executed, at the office of CIBC Mellon Trust Company, Suite 1600 – 1066 West Hastings Street, Vancouver, British Columbia V6E 3X1, together with a certified cheque or bank draft payable to or to the order of the Company in payment of the purchase price of the number of shares subscribed for.

IN WITNESS WHEREOF the Company has caused this Warrant to be executed by its duly authorized officers under its corporate seal, this 28th day of April, 2004.

IMAGIS TECHNOLOGIES INC.

Per: ______________________
Authorized Signatory

Per: ______________________
Authorized Signatory

606308.1
1-575813.1
04/19/2004

TOTAL P.01

SCHEDULE "A"

TERMS AND CONDITIONS
ATTACHED TO WARRANTS ISSUED BY

IMAGIS TECHNOLOGIES INC.
(the "Company")

Each Warrant of the Company, whether single or part of a series, is subject to these Terms and Conditions as they were at the date of issue of the Warrant.

1.

INTERPRETATION

1.1

DEFINITIONS

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)

"Corporation" includes a successor corporation;

(b)

"Company's auditor" means the accountant duly appointed as auditor of the Company;

(c)

"Director" means a director of the Company for the time being, and reference, without more, to action by the directors means action by the directors of the Company as a board or whenever duly empowered action by an executive committee of the board;

(d)

"Person" means an individual, corporation, partnership, trustee or any unincorporated organization, and words importing persons have a similar meaning;

(e)

"Shares" or "shares" means the common shares in the capital of the Company as constituted at the date of issue of a Warrant and any shares resulting from any event referred to in section 4.7;

(f)

"Transfer Agent" means the company or trust company duly appointed as the Company's Registrar and Transfer Agent;

(g)

"Warrant" means a share purchase warrant as evidenced by the certificate, one (1) Warrant entitles the holder to purchase one (1) common share of the Company (subject to adjustment) on or before 24 months from the date of Closing at the exercise price set forth on the certificate;

(h)

"Warrant Holder" or "Holder" means the recorded holder of a Warrant;

(i)

"Warrant Holder's Request" means an instrument signed in one or more counterparts by Warrant Holders entitled to purchase in the aggregate not less than twenty-five percent of the number of shares which could be purchased pursuant to all the Warrants outstanding of one series for the time being, requesting the Company to take some action or proceeding as specified therein; and

(j)

"Regulation D" means Regulation D under the U.S. Securities Act;

(k)

"Regulation S" means Regulation S under the U.S. Securities Act;

(l)

"United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

(m)

"U.S. Person" means 'U.S. person" as that term is defined in regulation S.

(n)

"U.S. Securities Act" means the United States Securities Act of 1933, as amended;

1.2

INTERPRETATION

(a)

The division of the Terms and Conditions into articles and sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

(b)

words importing the singular number include the plural and vice versa, and words importing the masculine gender include feminine and neuter genders.

1.3

APPLICABLE LAW

The Warrants shall be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable thereto and shall be treated in all respects as legal contracts under the laws of British Columbia.

2.

ISSUE OF WARRANTS

2.1

ADDITIONAL WARRANTS

The Company may at any time and from time to time issue Warrants or grant options or similar rights to purchase shares of its capital stock.

2.2

ISSUE IN SUBSTITUTION FOR LOST WARRANTS

(a)

In case a Warrant shall become mutilated, lost, destroyed or stolen, the Company in its discretion may issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for, and in place of, and upon cancellation of such mutilated Warrant, or in lieu of and in substitution for such lost, destroyed or stolen Warrant, and the substituted Warrant shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Warrants of the same issue.

(b)

The applicant for the issue of a new Warrant pursuant hereto shall bear the cost of the issue thereof and in the case of loss, destruction or theft furnish to the Company such evidence of ownership, and of loss, destruction or theft of the Warrant so lost, destroyed or stolen as shall be satisfactory to the Company in its discretion; and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its discretion and shall pay the reasonable charges of the Company in connection therewith.

2.3

WARRANT HOLDER NOT A SHAREHOLDER

The holding of a Warrant shall not constitute the Holder a shareholder of the Company, nor entitle him to any  right or interest in respect thereof, except as in the Warrant expressly provided.

3.

OWNERSHIP AND TRANSFER

3.1

EXCHANGE OF WARRANTS

(a)

Warrants in any authorized denomination may, upon compliance with the reasonable requirements of the Company, be exchanged for Warrants in any other authorized denomination of the same issue and date of expiry entitling the Holder to purchase any equal aggregate number of shares at the same subscription price and on the same terms as the Warrants so exchanged.

(b)

Warrants may be exchanged at the office of the Transfer Agent.  Any Warrants tendered for exchange shall be surrendered to the Transfer Agent and cancelled.

3.2

CHARGES FOR EXCHANGE

On exchange of Warrants, the Company or the Transfer Agent, except as otherwise herein provided, may charge a fee for each new Warrant issued, and payment of any transfer taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange.

3.3

OWNERSHIP AND TRANSFER OF WARRANTS

The Company and Transfer Agent, as the case may be, may deem and treat the Holder of a Warrant as the absolute owner of such Warrant for all purposes and shall not be affected by any notice or knowledge to the contrary.  The Holder of a transferable Warrant shall be entitled to the rights of set-off or counterclaim between the Company and the original or any intermediate Holder; and all persons may act accordingly.  The receipt of a Holder of a Warrant for shares purchasable pursuant thereto shall be a good discharge to the Company and Transfer Agent for the same, and neither the Company nor the Transfer Agent shall be bound to enquire into the title of any such Holder.  Transferable Warrants shall be negotiable and shall pass by delivery and only in accordance with applicable securities regulation and with the written consent of the Company.

3.4

NOTICE TO WARRANT HOLDER

Unless herein otherwise expressly provided, any notice to be given hereunder to a Warrant Holder shall be deemed to be validly given, if mailed to the address of the Warrant Holder as set out on the Warrant.  Any notice so given shall be deemed to have been received 3 days from the date of mailing.

3.5

U.S. LEGENDS AND RESTRICTIONS ON TRANSFER

(a)

The Warrant Holder understands and acknowledges that Shares issuable upon the exercise of Warrants have not been and will not be, registered under the U.S. Securities Act or applicable state securities laws.

(b)

All Shares issued upon exercise of Warrants to a U.S. Person or a person in the United States, and all certificates issued in exchange therefore or in substitution thereof, shall bear the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT").  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF APPLICABLE, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.  IF, AT ANY TIME THE CORPORATION IS A "FOREIGN ISSUER" AS DEFINED IN REGULATIONS S UNDER THE U.S. SECURITIES ACT, THESE SECURITIES ARE BEING SOLD IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, A NEW CERTIFICATE BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM THE CORPORATION'S TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE CORPORATION'S TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.";

provided that, if at any time the Company is a "foreign issuer" as defined in Regulation S, certificates for Shares bearing such legend are being sold outside the United States in compliance with Rule 904 of Regulation S, as referred to above, and in compliance with Canadian local laws and regulations, the legend may be removed by providing a declaration to the Company's transfer agent in the form attached hereto as Appendix D (or as the Company may prescribe from time to time); provided, further, that if any such Shares are being sold pursuant to Rule 144 under the U.S. Securities Act, the legend may be removed by delivery to the Corporations' transfer agent of an opinion of counsel of recognized standing in form and substance satisfactory to the Issuer to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

4.

EXERCISE OF WARRANTS

4.1

METHOD OF EXERCISE OF WARRANTS

The right to purchase shares conferred by a Warrant may be exercised by the Holder surrendering it, with a duly completed and executed subscription in the form attached thereto by certified cheque or bank draft payable to, or to the order of Company at par in Vancouver, British Columbia, for the purchase price applicable at the time of surrender in respect of the shares subscribed for in lawful money of Canada to the Transfer Agent at its principal office in the City of Vancouver, British Columbia.

4.2

EFFECT OF EXERCISE OF WARRANTS

(a)

Upon surrender and payment as aforesaid, the shares so subscribed for shall be deemed to have been issued, and such person shall be deemed to have become the holder of such shares on the date of such surrender and payment, and such shares shall be issued at the subscription price in effect on the date of such surrender and payment.

(b)

Within ten business days after surrender and payment as aforesaid, the Company shall forthwith cause to be delivered to the person in whose name the shares so subscribed for are to be issued as specified in such subscription a certificate for the appropriate number of shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant surrendered.

4.3

SUBSCRIPTION FOR LESS THAN ENTITLEMENT

A Holder may subscribe for and purchase a number of shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant.  In the event of any purchase of a number of shares less than the number which can be purchased pursuant to a Warrant, the Holder, upon exercise thereof, shall, in addition to certificates representing shares issued on such exercise, be entitled to receive a new Warrant in respect of the balance of the shares which he was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.

4.4

WARRANTS FOR FRACTIONS OF SHARES

To the extent that a Holder is entitled to receive on the exercise or partial exercise thereof a fraction of a share, such right may be exercised in respect of such fraction only in combination with another Warrant which in the aggregate entitle the Holder to receive a whole number of shares.

4.5

EXPIRATION OF WARRANTS

After the expiration of the period within which a Warrant is exercisable all rights thereunder shall wholly cease and terminate, and such Warrant shall be void and of no effect.  The expiry date of a Warrant shall be set out therein.

4.6

EXERCISE PRICE

The price per share which must be paid to exercise a Warrant shall be set out therein.

4.7

ADJUSTMENTS

(a)

If and whenever the shares shall be subdivided into a greater or consolidated into a lesser number of shares, or in the event of any payment by the Company of a stock dividend (other than a dividend paid in the ordinary course), or in the event that the Company conducts a rights offering to its shareholders, the exercise price shall be decreased or increased proportionately as the case may be.  Upon any such subdivision, consolidation, payment of a stock dividend or rights offering, the number of shares deliverable upon the exercise of a Warrant shall be increased or decreased proportionately as the case may be;

(b)

In case of any reclassification of the capital of the Company, or in the case of the merger, reorganization or amalgamation of the Company with, or into any other company or of the sale of substantially all of the property and assets of the Company to any other company, each Warrant shall, after such reclassification of capital, merger, amalgamation or sale, confer the right to purchase that number of shares or other securities or property of the Company or of the company resulting from such reclassification, merger, amalgamation, or to which such sale shall be made, as the case may be, which the Holder would then hold if he had exercised his rights under the Warrant before reclassification of capital, merger, amalgamation or sale; and in any such case, if necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Article 4 with respect to the rights and interest thereafter of the Holders to the end that the provisions set forth in this Article 4 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares or other securities or property thereafter deliverable on the exercise of a Warrant;

(c)

The adjustments provided for in this section in the subscription rights pursuant to any Warrants are cumulative.

4.8

DETERMINATION OF ADJUSTMENTS

If any question shall at any time arise with respect to any adjustments to be made under section 4.7, such question shall be conclusively determined by the Company's auditor, or, if he declines to so act, any other chartered accountant in Vancouver, British Columbia that the Company may designate (acting reasonably) and who shall have access to all appropriate records, and such determination shall be binding upon the Company and the Holder.

4.9

HOLD PERIOD

The Shares received by the Warrant Holder upon the exercise of the Warrants may be subject to a hold period as determined by the Securities Act (British Columbia), the rules and policies of the TSX Venture Exchange and/or other applicable securities laws.

4.10

EXERCISE OF WARRANTS IN THE UNITED STATES OR BY A U.S. PERSON

Prior to the exercise of any Warrants in the United States or by or on behalf of a U.S. Person, the Holder thereof will be required to deliver to the Corporation an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation or other evidence satisfactory to the Company identifying the exemption from registration available under the U.S. Securities Act and any applicable state securities laws for such exercise.

5.

COVENANTS BY THE COMPANY

5.1

RESERVATION OF SHARES

The Company will reserve, and there will remain unissued out of its authorized capital, a sufficient number of shares to satisfy the rights of purchase provided for in all Warrants from time to time outstanding.

5.2

SECURITIES QUALIFICATION REQUIREMENTS

If, in the opinion of counsel for the Company any prospectus, or other filing is required to be filed with or any permission is required to be obtained from any securities regulatory body or any other step is required under any Federal or Provincial law before any shares which the Warrant Holder is entitled to purchase pursuant to his Warrant may properly and legally be issued upon exercise thereof, the Company covenants that it will take such action.

6.

WAIVER OF CERTAIN RIGHTS

6.1

IMMUNITY OF SHAREHOLDERS, ETC.

The Warrant Holder, by acceptance of the Warrant, waives and releases any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, member, Director or Officer (as such) of the Company for the issue of shares pursuant to any Warrant.

7.

MEETING OF WARRANT HOLDERS

7.1

RIGHT TO CONVENE MEETING

(a)

Subject to the provisions of clause 7.1(b), the Company may at any time and from time to time, and shall on receipt of a Warrant Holder's Request and upon being indemnified to its reasonable satisfaction by the Warrant Holder signing such Warrant Holder's Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Holders of Warrants of the same issue.  In the event of the Company failing within fifteen days after receipt of such Warrant Holder's Request and indemnity given as aforesaid to give notice convening a meeting, such Warrant Holders may convene a meeting.  Every such meeting shall be held in the City of Vancouver, Province of British Columbia.

(b)

Notwithstanding the foregoing, neither the Company nor the Warrant Holders shall convene a meeting for the purpose of extending the expiry date of any Warrant unless the Company or the Warrant Holders have received the prior written consent of the TSX Venture Exchange to the proposed extension.

7.2

NOTICE

At least 21 days' notice of any meeting shall be given to the Warrant Holders and to the Company unless the meeting has been called by it.  Such notice shall state the time and place of the meeting and shall state the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.

7.3

CHAIRMAN

Some person nominated in writing by the Company shall be Chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within fifteen minutes from the time fixed for the holding of the meeting, the Warrant Holders present in person or by proxy shall choose some person present to be Chairman.

7.4

QUORUM

Subject to the provisions of Section 7.12 at any meeting of Warrant Holders a quorum shall consist of Warrant Holders present in person or by proxy and entitled to purchase at least twenty-five percent of the aggregate number of shares which could be purchased pursuant to all the then outstanding Warrants of the same issue, provided that at least two persons entitled to vote thereat are personally present.  If, at any such meeting, a quorum is not present within half an hour after the time appointed for the meeting, then the meeting, if convened by Warrant Holders or on a Warrant Holder's Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is a non-business day, in which case it shall be adjourned to the next following business day thereafter) at the same time and place.  At the adjourned meeting the Warrant Holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened.

7.5

POWER TO ADJOURN

The Chairman of any meeting at which a quorum of Warrant Holders is present may with the consent of the meeting adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

7.6

SHOW OF HANDS

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands.  At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority shall be conclusive evidence of the fact.

7.7

POLL

On any question submitted to a meeting and after a vote by a show of hands, when demanded by the Chairman or by one or more Warrant Holders, a poll shall be taken in such manner as the Chairman shall direct.  Questions, other than extraordinary resolutions, shall be decided by a majority of the votes cast on the poll.

7.8

VOTING

On a show of hands every person who is present and entitled to vote, whether as a Warrant Holder or as proxy, or both, shall have one vote.  On a poll each Warrant Holder present in person or represented by proxy shall be entitled to one vote in respect of each share which he is entitled to purchase pursuant to the Warrant then held by him.  A proxy need not be a Warrant Holder.

7.9

REGULATIONS

The Company may from time to time make and vary such regulations as it shall think fit:

(a)

for the issue of voting certificates by any bank, trust company or other depository certifying that specified Warrants have been deposited with it by a named Holder and will remain on deposit until after the meeting, which voting certificate shall entitle the Holder named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent him and vote for him at any such meeting and at any adjournment thereof, in the same manner and with the same effect as though the Holder so named in such voting certificate was the actual bearer or holder of the Warrant specified therein;

(b)

for the deposit of voting certificates and/or instruments appointing proxies at such place and time as the Company or the Warrant Holders convening the meeting, as the case maybe, may in the notice convening the meeting direct;

(c)

for the deposit of voting certificates and/or instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such voting certificates and/or instruments appointing proxies to be mailed or faxed before the meeting to the Company at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting; and

(d)

for the form of the instrument of proxy.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted.  Save as such regulations may provide, the only persons who shall be recognized at any meeting as the Holder of a Warrant, or as entitled to vote or be present at the meeting in respect thereof, shall be persons who produce Warrants at the meeting.

7.10

COMPANY MAY BE REPRESENTED

The Company by its officers and directors, and the legal advisors of the Company may attend any meeting of Warrant Holders, but shall have no vote as such.

7.11

POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION

In addition to all other powers conferred upon them by any other provisions hereof or by law, Warrant Holders at a meeting shall have the following powers, exercisable from time to time by extraordinary resolution:

(a)

power to enforce any of the covenants on the part of the Company contained in the Warrants or to enforce any of the rights of the Warrant Holders in any manner specified in such extraordinary resolution or to refrain from enforcing any such covenant or right;

(b)

power to enforce any of the covenants on the part of the Company in complying with any provisions hereof either unconditionally or upon any conditions specified in such extraordinary resolution; and

(c)

power to consent to any amendment of the provision of these terms and conditions, except an amendment to extend the expiry date of the Warrants unless the Warrant Holders have received the prior written consent of the TSX Venture Exchange to the proposed extension.

7.12

MEANING OF "EXTRAORDINARY RESOLUTION"

The expression "extraordinary resolution" when used herein means a resolution proposed at a meeting of  Warrant Holders duly convened for that purpose and held in accordance with the provisions of this Article at which there is a quorum present and passed by the affirmative votes of Warrant Holders entitled  to purchase not less than 75% of the shares which can be purchased by the Warrants represented at the meeting and voted upon such resolution, or a resolution in writing signed by 75% of the Warrant Holders.

7.13

POWERS CUMULATIVE

Any one or more of the powers and/or any combination of the powers herein stated to be exercisable by Warrant Holders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of Warrant Holders to exercise such power or powers or combination of powers then or any power or powers or combination of powers thereafter from time to time.

7.14

MINUTES

Minutes of all resolutions and proceedings at every meeting of Warrant Holders shall be made and duly entered in books to be from time to time provided for that purpose by the Company, and any such minutes as aforesaid, if signed by the Chairman of the meeting at which such resolutions were passed or proceedings had, or by the Chairman of the next succeeding meeting of Warrant Holders, shall be prima facie evidence of the matters therein stated and until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken, to have been duly passed and taken.

7.15

BINDING EFFECT OF RESOLUTIONS

Every resolution passed in accordance with the provisions of this Article at a meeting of Warrant Holders shall be binding upon all Warrant Holders holding Warrants of the same issue.

7.16

STATUS OF WARRANT HOLDERS

The Holders of Warrants of one issue shall not be entitled as such to attend or vote at a meeting of the Holders of another issue, and any action taken at a meeting of the Holders of one issue shall in no way affect the rights of the Holders of another issue.

8.

MODIFICATION OF TERMS, SUCCESSORS

8.1

MODIFICATION OF TERMS AND CONDITIONS FOR CERTAIN PURPOSES

From time to time the Company may, subject to the provisions of these presents, and shall, when so directed by these presents, modify the terms and conditions hereof, for any one or more or all of the following purposes:

(a)

adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel for the Company, are necessary or advisable in the premises;

(b)

giving effect to any extraordinary resolution passed as provided in Article 7;

(c)

making such provisions not inconsistent herewith as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of Warrants on any stock exchange or house;

(d)

adding to or altering the provisions hereof in respect of the registration and transfer of Warrants making provision for the exchange of Warrants of different denominations; and making any modification in the form of Warrants which does not affect the substance thereof;

(e)

for any other purpose not inconsistent with the terms hereof, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein; and

(f)

to evidence any succession of any corporation and the assumption by any successor of the covenants of the Company herein and in the Warrants contained as provided hereafter in this Article.

8.2

COMPANY MAY AMALGAMATE, ETC. ON CERTAIN TERMS

Nothing herein contained shall prevent any amalgamation or merger of the Company with or into any other company, or the sale of the property or assets of the Company to any company lawfully entitled to acquire the same; provided however that the company formed by such merger or amalgamation or which acquires by conveyance or transfer all or substantially all the properties and assets of the Company shall be a company organized and existing under the laws of Canada or of the United States of America or any Province, State, District or Territory thereof, which shall, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company and shall succeed to and be substituted for the Company, and such changes in phraseology and form (but not in substance) may be made in the Warrants as may be appropriate in view of such amalgamation, merger or transfer.

8.3

ADDITIONAL FINANCING

Nothing herein contained shall prevent the Company from issuing any other securities or rights with respect thereto during the period within which a Warrant is exercisable, upon such terms as the Company may deem appropriate.

APPENDIX A

INSTRUCTIONS TO WARRANT HOLDERS

TO EXERCISE:

To exercise Warrants, the Warrant Holder must complete, sign and deliver the Exercise Form, attached as Appendix B and mail or deliver the Warrant Certificate(s) to CIBC Mellon Trust Company, Suite 1600, 1066 West Hastings Street, Vancouver, British Columbia, Canada, V6E 3X1 indicating the number of Common Shares to be acquired.

TO TRANSFER:

If the Warrant Holder wishes to transfer Warrants, then the Warrant Holder must complete, sign and/or mail or deliver to CIBC Mellon Trust Company:

(a)

the Transfer Form attached as Appendix C;

(b)

the Warrant Certificate(s); and

(c)

such other certificates or opinions as the Company may require to evidence compliance with applicable securities legislation in Canada or the United States.

If the Warrant Certificate is transferred, the Warrant Holder's signature on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

GENERAL:

If forwarding any documents by mail, registered mail must be employed.

If the Exercise Form or the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to CIBC Mellon Trust Company.

The address of CIBC Mellon Trust Company is:

Suite 1600
1066 West Hastings Street
Vancouver, British Columbia
Canada  V6E 3X1

APPENDIX B

WARRANT EXERCISE FORM

TO:      IMAGIS TECHNOLOGIES INC.

c/o CIBC Mellon Trust Company

Suite 1600, 1066 West Hastings Street

Vancouver, British Columbia

Canada  V6E 3X1

The undersigned Holder of the within Warrants hereby subscribes for ____________ common shares (the "Shares") of IMAGIS TECHNOLOGIES INC. (the "Company") pursuant to the within Warrants on the terms and price specified in the Warrants.  This subscription is accompanied by a certified cheque or bank draft payable to or to the order of the Company for the whole amount of the purchase price of the Shares.

The undersigned hereby directs that the Shares be registered as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF SHARES

(Please print full name in which share certificates are to be issued, stating whether Mr., Mrs., Ms. or Miss is applicable).

If the Shares are issued prior to August 28, 2004, the certificate(s) shall bear the following legends:

"Unless permitted under securities legislation, the holder of the securities shall not trade the securities before August 28, 2004."

"Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until August 28, 2004."

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

  The undersigned holder (i) at the time of exercise of the Warrants is not in the United States; (ii) is not a "U.S. Person" as defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and is not exercising the Warrants on behalf of a U.S. person; and (iii) did not execute or deliver this exercise form in the United States.

  The undersigned holder has delivered to the Corporation an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing in form and substance satisfactory to the Corporation) or other evidence satisfactory to the Company to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

The undersigned Holder understands that unless Box A above is checked, the certificates representing the shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

Note:  Certificates representing Shares will not be registered or delivered to an address in the United States unless Box B above is checked.

DATED this _________ day of _______________, 200___.

In the presence of:

Signature of Witness                                                                         Signature of Warrant Holder

Please print below your name and address in full.

Name (Mr./Mrs./Ms./Miss)

Address

INSTRUCTIONS FOR SUBSCRIPTION

The signature to the subscription must correspond in every particular with the name written upon the face of the Warrant without alteration and must be guaranteed by a chartered bank, trust company, or an investment dealer who is a member of a recognized stock exchange or by some other person satisfactory to CIBC Mellon Trust Company. If there is more than one subscriber, all must sign.

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of CIBC Mellon Trust Company.

If the Warrant certificate and the form of subscription are being forwarded by mail registered mail must be employed.

If Box B above is checked, any opinion tendered must be from counsel of recognized standing in form and substance satisfactory to the Company.  Holders planning to deliver an opinion of counsel or other evidence in connection with the exercise of Warrants should contact the Company in advance to determine whether any opinions or other evidence to be tendered will be acceptable to the Corporation.

APPENDIX C

FORM OF TRANSFER

TO:

CIBC Mellon Trust Company

Suite 1600, 1066 West Hastings Street

Vancouver, British Columbia

Canada  V6E 3X1

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________[name] (the "Transferee"), of __________________ [residential address], ______________________ [number of warrants] of IMAGIS TECHNOLOGIES INC. (the "Company") registered in the name of the undersigned on the records of the Company by the within certificate, and irrevocably appoints CIBC Mellon Trust Company as the attorney of the undersigned to transfer the said securities on the books or register of transfer, with full power of substitution.

DATED the _______ day of _____________, 200_.

Signature Guaranteed (See instructions to Warrant Holders on Appendix A)	Signature of Warrant Holder (to be the same as appears on the face of this Warrant Certificate)

Note to Warrant Holder:  In order to transfer the Warrants represented by this Certificate, this transfer form must be delivered to CIBC Mellon Trust Company, together with the certificates attached hereto and any other documentation as CIBC Mellon Trust Company may require to evidence compliance with applicable securities legislation in Canada and the United States

APPENDIX D

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO: Registrar and transfer agent for the shares of IMAGIS TECHNOLOGIES INC. (the "Corporation")

The undersigned (A) acknowledges that the sale of securities of the Corporation to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (B) certifies that (1) the undersigned is not an "affiliate" of the Corporation (as that term is defined in rule 405 under the U.S. Securities Act); (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the TSX Venture Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller not any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as that term is defined in Rule 144 (a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.  Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated _________________ 200_.

X_________________________________________________

Signature of individual (if Purchaser is an individual)

X__________________________________________________

Authorized signatory (if Purchaser is not an individual)

____________________________________________________

Name of Purchaser (please print)

_______________________________________________

Name of authorized signatory (please print)

_______________________________________________

Official capacity of authorized signatory (please print)